UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2010, STAAR Surgical Company (the "Company") published a press release reporting its financial results for the quarter ended July 2, 2010, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

Conference Call Regarding Financial Results.  On August 3, 2010, the Company held a conference call to discuss the financial results for the quarter ended July 2, 2010.  An archive of the webcast of the conference call has been posted on the Company's website at www.staar.com. A transcript of the conference call is furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

Investor Conference. STAAR’s President and Chief Executive Officer, Barry Caldwell, will conduct a meeting with investors and potential investors in STAAR on August 5, 2010 in conjunction with the BMO Capital Markets 10th Annual Focus on Healthcare Conference in New York, New York.  A webcast will be available at http://www.bmocm.com/conferences/2010healthcare/webcast. A copy of a slide presentation to be used by Mr. Caldwell at the meeting is attached to this report as Exhibit 99.3 and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2010	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated August 3, 2010.
99.2	Conference call of the Company held on August 3, 2010.
99.3	Slide presentation dated August 5, 2010.